SECURITIES & EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
_______________________

Date of Report (Date of earliest event reported):

January 27, 2015

McCormick & Company, Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14920	52-0408290
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18 Loveton Circle
Sparks, Maryland		21152
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (410) 771-7301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

Item 1.01 Entry into a Material Definitive Agreement

On January 27, 2015, the Registrant’s subsidiary, McCormick (UK) Limited, and Malcolm Swift entered into an employment agreement, as required under U.K. law, for his role as President Global Industrial and President, EMEA and Asia Pacific.
The terms of Mr. Swift's employment agreement include an annual base salary of £300,000, eligibility to participate in a bonus scheme operated by McCormick, eligibility to participate in the UK Pension Plan, Group Income Protection and Private Medical Insurance and automobile and executive allowances, all of which are similar to the benefits provided to the Registrant’s other executive officers. The agreement generally may be terminated by Mr. Swift or McCormick (UK) Limited upon six months notice. The agreement also provides for non-competition and non-solicitation obligations for Mr. Swift following termination.
The foregoing description of the employment agreement is qualified in its entirety by reference to the copy of the executed employment agreement that is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The exhibit to this report is listed in Item 1.01 above and in the Exhibit Index that follows the signature line.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2015    McCORMICK & COMPANY, INCORPORATED

By:	/s/ Jeffery D. Schwartz
Jeffery D. Schwartz
Vice President, General Counsel & Secretary

Exhibit Number	Exhibit Description

10.1	Employment Agreement between McCormick (UK) Limited and Malcolm Swift